                                                                     Exhibit 3.5

                              State of California
                                   [GRAPHIC]

                               SECRETARY OF STATE

I, KEVIN SHELLEY, Secretary of State of the State of California, hereby certify:

That on the 22nd day of June, 1973, AUDIO ENVIRONMENTS, INC. became incorporated under the laws of the State of California by filing its Articles of Incorporation in this office.

That all documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences, if any), recorded in this office for said corporation are as follows:

DOCUMENT                                                              FILED
--------                                                              -----
RESTATED ARTICLES OF INCORPORATION .............................February 6, 1998

                                        IN WITNESS WHEREOF, I execute this
                                           certificate and affix the Great Seal
                                           of the State of California this day
                                           of April 30, 2003.
[SEAL]


                                        /s/ Kevin Shelley
                                        ----------------------------------------
                                        KEVIN SHELLEY
                                        Secretary of State

                              State of California
                                   [GRAPHIC]

                                                                          [SEAL]

                               SECRETARY OF STATE

     I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 8 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                        IN WITNESS WHEREOF, I execute this
                                           certificate and affix the Great Seal
                                           of the State of California this day
                                           of APR 30 2003
[SEAL]


                                        /s/ Kevin Shelley
                                        ----------------------------------------
                                        Secretary of State

                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California

                                                      June 22 1973

                                        ____________________ Secretary of State,


                                        /s/ Illegible
                                        ----------------------------------------
                                                         Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                            AUDIO ENVIRONMENTS, INC.
                            A California Corporation

                                   ----------

                                    I. NAME

          The name of this corporation is AUDIO ENVIRONMENTS, INC.

                             II. PURPOSES AND POWERS

                                Specific Business

          The specific business in which this corporation is primarily to engage is the installation and maintenance of sound and musical systems.

                           General Purposes and Powers

          The general purposes, objects, and powers of this corporation are:

                                General Business

          (a) To engage generally in the business of designing, installing, operating, maintaining, leasing and selling (wholesale and retail) of sound systems and planned musical programming and any and all other electronic systems and apparatus related thereto.

                           Real and Personal Property

          (b) To purchase, lease, exchange or otherwise acquire, own, sell, mortgage or otherwise encumber real property and personal property.

                             Patents and Trademarks

          (c) To acquire, hold, use sell, assign, lease, grant, hypothecate, license, or otherwise dispose of letters-patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names relating to or useful in connection with any business of this corporation.

                   Assets and Obligations of Other Businesses

          (d) To acquire the goodwill, rights, assets, and property of any person, firm, association or corporation, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

                        Securities of Other Corporations

          (e) To acquire, subscribe for, hold, own, pledge, or otherwise dispose of, and to vote shares of stock, bonds, securities, rights, warrants and options of any corporation, domestic or foreign.

                                  Borrow Money

          (f) To borrow money and issue bonds, debentures, notes, and other evidences of indebtedness, and to secure the payment or performance of its obligations by mortgage, deed of trust, security agreement, pledge or otherwise.

                                   Lend Money

          (g) To lend money on the security of mortgages, deed of trust, pledges, security agreements or other hypothecations of real and personal property, or to lend without security.

                                Commercial Paper

          (h) To draw, make, accept, endorse, discount, execute or issue promissory notes, drafts, bills of exchange, warrants and other negotiable or transferable commercial paper.

                         Securities of this Corporation

          (i) To purchase, hold, sell, and transfer its own stock and securities, and to grant stock options, so far as may be permitted by law.

                                    Contracts

          (j) To enter into and perform contracts made for any lawful purpose.

                             Transaction of Business

          (k) To transact business anywhere in the world.

                         Forms of Business Organization

          (l) To do business under fictitious names; to act as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this Corporation.

                                Other Businesses

          (m) To engage in any business or transaction which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described above or to any other business theretofore done by the corporation.

                                  Other Powers

          (n) To have and exercise all rights and powers now or hereafter granted to a corporation by law.

                           Construction of Provisions

          The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause, except where otherwise expressed, shall not be limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                              III. PRINCIPAL OFFICE

          The principal office of this Corporation for the transaction of business is in Riverside County, California.

                               IV. CAPITALIZATION

          The total number of shares this corporation is authorized to issue is Seventy-Five Hundred (7,500) shares, all of one class. The par value of each share is Ten Dollars ($10.00), and the aggregate par value of all such shares is Seventy-Five Thousand Dollars ($75,000.00).

                                  V. DIRECTORS

          (a) The number of directors of this corporation is three (3).

          (b) The names and addresses of the persons appointed to act as the first directors are:

     NAME               ADDRESS
     ----               -------

WILLIAM T. JONES   4651 Rubidoux Avenue
                   Riverside, California

FRANCES T. JONES   4651 Rubidoux Avenue
                   Riverside, California

STEPHEN F. JONES   4651 Rubidoux Avenue
                   Riverside, California

                                    EXECUTION

          IN WITNESS WHEREOF, the undersigned who are the incorporators of and include the named first directors of this corporation, have executed these Articles of Incorporation on June 20, 1973, at Riverside, California.


                                        /s/ William T. Jones
                                        ----------------------------------------
                                        WILLIAM T. JONES


                                        /s/ Frances T. Jones
                                        ----------------------------------------
                                        FRANCES T. JONES


                                        /s/ Stephen F. Jones
                                        ----------------------------------------
                                        STEPHEN F. JONES

                                 ACKNOWLEDGEMENT

STATE OF CALIFORNIA )
                    :
COUNTY OF RIVERSIDE )

          On this 26th day of June, 1973, before me, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared WILLIAM T. JONES, FRANCES T. JONES and STEPHEN F. JONES known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

          WITNESS my hand and official seal the day and year in this certificate first above written.

[SEAL]


                                        /s/ Illegible
                                        ----------------------------------------
                                        Notary Public in and for said State

                                    RESTATED
                            ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the president and secretary, respectively, of Audio Environments, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                        I

          The name of this corporation is Audio Environments, Inc.

                                       II

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

          The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       IV

          The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

                                        V

          This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 7,500.

                                       VI

          This corporation elects to be governed by

                                                         FILED
                                        In the office of the Secretary of State
                                               of the State of California

                                                       FEB 6 1998


                                        /s/ Bill Jones
                                        ----------------------------------------
                                        BILL JONES, Secretary of State.

          all the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 of the new law.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902, California Corporations Code. The total number of outstanding shares of the corporation is 735. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote was more than fifty percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 9/12/97


                                        /s/ Stephen F. Jones, President
                                        ----------------------------------------
                                        Stephen F. Jones, President


                                        /s/ Marla J. Jones, Secretary
                                        ----------------------------------------
                                        Marla J. Jones, Secretary

                                                                          [SEAL]